                                                                    EXHIBIT 3.48

                                     BY-LAWS

                                       OF

                                 NALGREEN, INC.

                                    ARTICLE I

                                     OFFICES

     Section 1. The registered office of the Corporation shall be in the City of
Wilmington, County of New Castle, State of Delaware. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the
Corporation may require.

                                   ARTICLE II

                                  STOCKHOLDERS

     Section 1. Time and Place of Meetings. All meetings of the stockholders for the election of directors of for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated by the Board of Directors. In the absence of any such designation by the Board of Directors, each such meeting shall be held at the principal office of the Corporation.

     Section 2. Annual Meetings. An annual meeting of stockholders shall be held for the purpose of electing Directors and transacting such other business as may properly be brought before the meeting. The date of the annual meeting shall be determined by the Board of Directors.

     Section 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law, may be called by the
President and shall be called by the Secretary at the direction of a majority of the Board of Directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote.

     Section 4. Notice of Meeting. Written notice of each meeting of the stockholders stating the place, date and time of the meeting shall be given not less than ten or more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting. The notice of any special meeting of stockholders shall state the purpose or purposes for which the meeting is called.

     Section 5. Quorum. The holders of a majority of the stock issued and outstanding entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise required by law. If a quorum is not present or represented, the holders of the stock present in person or represented by proxy at the meeting and entitled to vote thereat shall have power, by the affirmative vote of the holders of a majority of such stock, to adjourn the meeting to another time and/or place, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 6. Voting. At all meetings of the stockholders, each stockholder shall be entitled to vote, in person or by proxy, the shares of voting stock owned by such stockholder of record on the record date for the meeting. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or of the Certificate of
Incorporation, a different vote is required, in which case such express provisions shall govern and control the decision of such question.

     Section 7. Informal Action by Stockholders. Any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

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                                   ARTICLE III

                                    DIRECTORS

     Section 1. General Powers. The business and affairs of the Corporation shall be managed and controlled by or under the director of a Board of
Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation
or by these By-Laws directed or required to be exercised or done by the stockholders.

     Section 2. Number, Qualification and Tenure. The Board of Directors shall consist of not less than one member and not more than three members. Within the limit above specified, the number of Directors shall be determined from time to time by resolution of the directors. The number of Directors shall be initially fixed at three. The Directors shall be elected at the annual meeting of the stockholders, except as provided in Section 3 of this Article, and each Director elected shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Directors need not be stockholders.

     Section 3. Vacancies. Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the
Directors then in office, although less than a quorum, or by a sole remaining
Director; and each Director so chosen shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removeal. If there are no Directors in office, then an election of Directors may be held in the manner provided by law.

     Section 4. Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

     Section 5. Reqular Meetings. The Board of Directors shall hold a regular meeting, to be known as the annual meeting, immediately following each annual meeting of the stockholders. Other regular meetings of the Board of Directors shall be held at such time and at such place as shall from time to time be determined by the Board. No notice of regular meetings need be given.

     Section 6. Special Meetings. Special meetings of the Board may be called by the President. Special meetings shall be called by the Secretary on the written request of any Director. No notice of special meetings need be given.

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     Section 7. Quorum. At all meetings of the Board a majority of the total number of Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 8. Organization. The Chairman of the Board, if elected, shall act as chairman at all meetings of the Board of Directors. If a Chairman of the
Board is not elected or, if elected, is not present, the President or, in the absence of President, a Vice Chairman (who is also a member of the Board and, if more than one, in the order designated by the Board of Directors or, in the absence of such designation, in the order of their election), if any, or if no such Vice Chairman is present, a Director chosen by a majority of the Directors present, shall act as chairman at meetings of the Board of Directors.

     Section 9. Executive Committee. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate one or more Directors to constitute an Executive Committee, to serve as such, unless the resolution designating the Executive Committee is sooner amended or rescinded by the Board of Directors, until the next annual meeting of the Board or until their respective successors are designated. The Board of Directors, by resolution adopted by a majority of the whole Board, may also designate additional
Directors as alternate members of the Executive Committee to serve as members of the Executive Committee in the place and stead of any regular member or members thereof who may be unable to attend a meeting or otherwise unavailable to act as a member of the Executive Committee. In the absence or disqualification of a member and all alternate members who may serve in the place and stead of such member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member.

     Except as expressly limited by the General Corporation Law of the State of
Delaware or the Certificate of Incorporation, the Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation between the meetings of the Board of Directors. The Executive Committee shall keep a record of its acts and proceedings, which shall form a part of the records of the

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Corporation in the custody of the Secretary, and all actions of the Executive
Committee shall be reported to the Board of Directors at the next meeting of the
Board.

     Meetings of the Executive Committee may be called at any time by the
Chairman of the Board, the President or any two of its members. No notice of meetings need be given. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business and, except as expressly limited by this Section, the act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Executive
Committee. Except as expressly provided in this Section, the Executive Committee shall fix its own rules of procedure.

     Section 10. Other Committees. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate one or more other committees, each such committee to consist of one or more Directors. Except as expressly limited by the General Corporation Law of the State of Delaware or the
Certificate of Incorporation, any such committee shall have and may exercise such powers as the Board of Directors may determine and specify in the resulution designating such committee or any amendment thereto. The Board of
Directors, by resolution adopted by a majority of the whole Board, also may designate one or more additional Directors as alternate members of any such committee to replace any absent or disqualified member at any meeting of the committee, and at any time may change the membership of any committee or amend or rescind the resolution designating the committee. In the absence or disqualification of a member or alternate member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of ay such absent or disqualified member, provided that the Director so appointed meets any qualifications stated in the resolution designating the committee or any amendment thereto. Each committee shall keep a record of proceedings and report the same to the Board of Directors to such extent and in such form as the Board of Directors may require. Unless otherwise provided in the resolution designating a committee, a majority of all members of any such committee may select its Chairman, fix its rules or procedure, fix the time and place of its meetings and specify what notice of meetings, if any, shall be given.

     Section 11. Action without Meeting. Unless otherwise restricted by the
Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the

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writing or writings are filed with the minutes of proceedings of the Board or
Committee.

     Section 12. Attendance by Telephone. Members of the Board of Directors, or
of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at a meeting.

     Section 13. Compensation. The Board of Directors shall have the authority to fix the compensation of Directors, which compensation may include reimbursement of the expenses, if any, of attendance at meetings of the Board of
Directors or of a committee.

                                   ARTICLE IV

                                    OFFICERS

     Section 1. Enumeration. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer.
The Board of Directors may also elect a Chairman of the Board, one or more vice
Chairmen, one or more Vice Presidents, or one or more Assistant Secretaries and
Assisant Treasurers and such other officers and agents as it shall deem appropriate. Any number of offices may be held by the same person.

     Section 2. Term of Office. The officers of the Corporation shall be elected at the annual meeting of the Board of Directors and shall hold office until their successors are elected and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation required by this Article shall be filled by the Board of Directors, and any vacancy in any other office may be filled by the Board of Directors.

     Section 3. Chairman of the Board. The Chairman of the Board, when and if elected, shall be Chief Executive Officer of the Corporation and, as such, shall have general supervision, direction and control of the business and affairs of the Corporation, subject to the control of the Board of Directors, shall preside at meetings of stockholders and shall have such other functions, authority and duties as customarily appertain to the office of the chief executive of a business corporation or as may be prescribed by the Board of Directors.

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     Section 4. President. During any period when there shall be an office of
Chairman of the Board, the President shall be the Chief Operating officer of the
Corporation and shall have such functions, authority and duties as may be prescribed by the Board of Directors or the Chairman of the Board. During any
period when there shall not be an office of Chairman of the Board, the President shall be the Chief Executive Officer of the Corporation and, as such, shall have the functions, authority and duties provided for the Chairman of the Board when there is an office of Chairman of the Board.

     Section 5. Vice President. The Vice President, when and if elected, shall perform such duties and have such powers as may from time to time be prescribed by the Board of Directors, the Chairman of the Board or the President.

     Section 6. Secretary. The Secretary shall keep a record of all proceedings of the stockholders of the Corporation and of the Board of Directors, and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice, if any, of all meetings of the stockholders and shall perform such other duties as may be prescribed by the
Board of Directors, the Chairman of the Board or the President. The Secretary
shall have custody of the corporate seal of the Corporation and the Secretary, or in the absence of the Secretary any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed it may be attested by the signature of the Secretary or an Assistant Secretary. The Board
of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest such affixing of the seal.

     Section 7. Assistant Secretary. The Assistant Secretary shall, in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties as may from time to time be prescribed by the Board of
Directors, the Chairman of the Board, the President or the Secretary.

     Section 8. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all money and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of
Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, the President and the Board of Directors, at its
regular meetings or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. The
Treasurer shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the President or the Chief
Financial Officer.

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     Section 9. Assistant Treasurer. The Assistant Treasurer shall, in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the President
and or the Treasurer.

     Section 10. Other Officers. Any officer who is elected or appointed from time to time by the Board of Directors and whose duties are not specified in these By-Laws shall perform such duties and have such powers as may be prescribed from time to time by the Board of Directors, the Chairman of the
Board or the President.

                                   ARTICLE V

                              CERTIFICATE OF STOCK

     Section 1. Form. The shares of the Corporation shall be represented by certificates; provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation's stock shall be uncertificted shares. Certificates of stock in the Corporation, if any, shall be signed by or in the name of the Corporation by the Chariman of the Board or the President or a Vice President and by the
Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary
of the Corporation. Where a certificate is countersigned by a transfer agent, other than the Corporation or an employee of the Corporation, or by a registrar, the signatures of the Chairman of the Board, the President or a Vice President
and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant
Secretary may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of its issue.

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     Section 2. Transfer. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate of stock or uncertified shares in place of any certificate therefor issued by the
Corporation to the person entitled thereto, cancel the old certificate and record the transaction on its books.

     Section 3. Replacement. In case of the loss, destruction or theft of a certificate for any stock of the Corporation a new certificate of stock or uncertificated shares in place of any certificate therefor issued by the
Corporation may be issued upon satisfactory proof of such loss, destruction or theft and upon such terms as the Board of Directors may prescribe. The Board of
Directors may in its discretion require the owner of the lost, destroyed or stolen certificate, or his legal representative, to give the Corporation a bond, in such sum and in such form and with such surety or sureties as it may direct, to indemnify the Corporation against any claim that may be made against it with respect to a certificate alleged to have been lost, destroyed or stolen.

                                   ARTICLE VI

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 1. Indemnification. The Corporation shall indemnify its directors and officers, agents and employees, to the full extent now or hereafter permitted under the Certificate of Incorporation of the Corporation and under the General Corporation Law of the State of Delaware; provided, however, that the Corporation shall be required to indemnify an officer or director in connection with an action, suit or proceeding initiated by such person only if such action, suit or proceeding was authorized by the Corporation.

     Section 2. Advance of Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be idemnified by the Corporation under this article.

     Section 3. Riqhts Not Exclusive. The indemnification and advancement of expenses provided by or granted pursuant to the other subsections of this
Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses

                                       -9-

may be entitled under any by-laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     Section 4. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not he would be entitled to indemnity against such liability under the provisions of this Article.

     Section 5. Successors. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 6. Constituent Corporations. For purposes of this Article, references to "the Corporation" shall include, in addition to the resulting
Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving Corporation as he would have with respect to such constituent Corporation if its separate existence had continued.

                                   ARTICLE VII

                               GENERAL PROVISIONS

     Section 1. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

     Section 2. Corporation Seal. The corporate seal shall be in such form as may be approved from time to time by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

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     Section 3. Waiver of Notice. Whenever any notice is required to be given under law or the provisions of the Certificate of Incorporation or these
By-Laws, a waiver thereof in writing, signed by the person or person entitled to said notice, whether before or after the time stated herein, shall be deemed equivalent to notice.

                                  ARTICLE VIII

                                   AMENDMENTS

     These By-Laws may be altered, amended or repealed or new By-Laws may be adopted by the Board of Directors. The fact that the power to amend, alter, repeal or adopt the By-Laws has been conferred upon the Board of Directors shall not divest the stockholders of the same powers.

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